Exhibit 10.2.10
CAVCO INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
(for Non-Employee Directors)

          This Restricted Stock Unit Agreement (the “Restricted Stock Unit Agreement”, “RSU Agreement” or “Agreement”) is made and entered into as of                                    , 20        (the “Grant Date”) by and between Cavco Industries, Inc., a Delaware corporation (“Cavco” or the “Company”), and                                    (the “Grantee”), a non-employee director of the Company, pursuant to the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended (the “Plan”). Except as defined herein (or as provided in Exhibit “A” attached hereto), capitalized terms used but not defined in this Agreement shall have the same meanings ascribed to them in the Plan.

1.	Grant of Restricted Stock Units.

          On the Grant Date and subject to the terms of this Agreement and the Plan, including Section 11 of the Plan, the Company grants to the Grantee an Award of ______ Restricted Stock Units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock, par value $.01 per share (“Common Stock”), subject to the terms and conditions set forth in this Agreement and the Plan. Notwithstanding the foregoing or any other provision set forth herein, this Agreement will automatically terminate and be void and this grant of Restricted Stock Units shall automatically be rescinded and withdrawn and be of no force or effect if the Grantee fails to sign this Agreement and return it to the Company on or before the 30th day after the Grant Date.

2.	Relationship to Plan; Administration; Compliance with Law.

          This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Administrator from time to time. The Plan and this Award shall in all respects be administered by the Administrator (or its designee) in accordance with the terms of and as provided in the Plan. The Administrator (or its designee) shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Administrator (or its designee) with respect thereto and to this Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

Consistent with the Plan, the issuance and transfer of Common Stock in connection with the Restricted Stock Units shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

3.	Vesting; Forfeiture.

Subject to the other conditions in this Agreement and the Plan and the Grantee’s continued service, the Restricted Stock Units shall fully vest and the restrictions on the Restricted Stock Units will lapse on the earlier to occur of: (a) the 12 month anniversary of the Grant Date; and (b) the Company’s next annual meeting of stockholders following the Grant Date, provided, that, the Restricted Stock Units will immediately vest upon the Grantee’s death, Disability, or Change in Control (each such date a “Vesting Date”). If the Grantee’s service terminates for any other reason before all of his or her Restricted Stock Units have vested, the Grantee’s unvested Restricted Stock Units shall be automatically forfeited upon such termination of service and the Company shall not have any further obligations to the Grantee under this Agreement.

4.	Payment.

(a)
General. Subject to Section 4(b), below, within 10 days of the applicable Vesting Date, the Company shall deliver or cause to be delivered to the Grantee shares of Common Stock (including, without limitation, through a book entry credit or electronic delivery of certificates) in respect of the Restricted Stock Units that have vested.

(b)
Deferral Election. The Grantee shall be given the opportunity to timely elect, pursuant to the Deferral Election Form attached hereto as Exhibit “B” (the “Election Form”), to receive his or her shares of Common Stock at a date later than the payment date described in Section 4(a) above. The Election Form must be timely completed, executed by the Grantee, dated, and delivered to the to the Secretary of the Company prior to the Grant Date. If the Grantee fails to deliver to the Secretary the signed Election Form prior to the Grant Date, the applicable payment date set forth in Section 4(a) will apply. Once the Grantee delivers the signed Election Form to the Secretary of the Company, such election shall be irrevocable.

5.	Delivery of Shares.

          The Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulations of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulations or agreement.

6.	Notices.

          Notice or other communication to the Company with respect to this Award must be made in the following manner, using such forms as the Company may from time to time provide: (a) by electronic means as designated by the Administrator; (b) by registered or certified United States mail, postage prepaid, to Cavco Industries, Inc., Attention: Secretary, 3636 N. Central Ave., Suite 1200, Phoenix, Arizona 85012; or (c) by hand delivery or otherwise to Cavco Industries, Inc., Attention: Secretary, 3636 N. Central Ave., Suite 1200, Phoenix, Arizona 85012. Notwithstanding the foregoing, in the event that the address of the Company is changed, any such notice shall instead be made pursuant to the foregoing provisions at the Company’s current address.

          Any notices provided for in this Restricted Stock Unit Agreement or in the Plan shall be given in writing or by such electronic means, as permitted by the Administrator, and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Grantee, five days after deposit in the United States mail, postage prepaid, addressed to the Grantee at the address specified at the end of this Agreement or at such other address as the Grantee hereafter designates by written notice to the Company.

7.	Assignment of Award.

          Except as otherwise permitted by the Administrator, the Grantee’s rights under the Plan and this Restricted Stock Unit Agreement are personal; no assignment or transfer of the Grantee’s rights under and interest in this Award may be made by the Grantee other than by will, by beneficiary designation, by the laws of descent and distribution or by a qualified domestic relations order; and this Award is payable only to the Grantee during his lifetime, except as otherwise provided in this Agreement. After the death of the Grantee, payment of the Award shall be permitted only to the Grantee’s designated beneficiary or, in the absence of a designated beneficiary and as required by applicable law, the Grantee’s spouse or executor or the personal representative of the Grantee’s estate (or by his assignee, in the event of a permitted assignment) and only to the extent that the Award was payable on the date of the Grantee’s death.

8.	Stock Certificates.

          Certificates, if any, representing the shares of Common Stock issued pursuant to the Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 8 have been complied with.

9.	Stockholder Rights.

          The Grantee shall have no rights of a stockholder with respect to shares of Common Stock subject to the Award unless and until (i) such time as the Award has been paid pursuant to Section 4 above, and (ii) shares of Common Stock have been transferred to the Grantee (including, without limitation, through a book entry credit or electronic delivery of certificates).

10.	Successors and Assigns.

          This Agreement shall bind and inure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

11.	Tax Advice.

The Grantee acknowledges that neither the Company nor any of its representatives has provided to the Grantee any tax-related advice with respect to the matters covered by this Agreement.

12.	No Service Guaranteed.

          This Agreement shall not be construed to confer upon the Grantee any right to continue service with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the Grantee’s service at any time for any reason.

13.	Governing Law.

          The Plan and this Agreement and and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction. The Company and the Grantee hereby submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and this Agreement and agree not to raise or assert the defense that such forum is not convenient for such party.

          14. Entire Agreement; Amendment; Severability.

          This Agreement (including all exhibits attached hereto, which are incorporated herein and made a part hereof for all purposes), together with the Plan and all administrative interpretations thereunder (as described in Section 1 above) shall constitute the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement cannot be modified, altered, or amended except by an agreement, in writing, signed by both the Company and the Grantee. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

15. Transfer of Personal Data.

The Grantee authorizes, agrees and unambiguously consents to the transmission by the Company of any personal data information related to this Award for legitimate business purposes (including, without limitation, the administration of this Award and the Plan). This authorization and consent is voluntarily and freely given by the Grantee.

16. Clawback.

Pursuant to Section 21 of the Plan, Awards issued under the Plan are subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting this Award, the Grantee consents to the potential forfeiture or recovery of this Award pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return to the Company the full amount required by the clawback policy.

17. Section 409A.

This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code. If the Company concludes that this Agreement is subject to the requirements of Section 409A, neither the time nor the schedule of the payment of the Restricted Stock Units may be accelerated or subject to a further deferral except as permitted pursuant to Section 409A of the Code and the applicable regulations. In addition, if the Company concludes that this Agreement is subject to Section 409A, payment of the Restricted Stock Units may be delayed only in accordance with Section 409A of the Code and the applicable regulations.

THE COMPANY:
CAVCO INDUSTRIES, INC.
Date:	By:

Name:
	Title:	President and Chief Executive Officer

         The Grantee hereby accepts the foregoing Restricted Stock Unit Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

Date:	GRANTEE:

Grantee’s Address:

EXHIBIT “A”

DEFINITIONS

Change in Control:

          For the purpose of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a)
The acquisition by any Person of beneficial ownership of securities of the Company (including any such acquisition of beneficial ownership deemed to have occurred pursuant to Rule 13d-5 under the Exchange Act) if, immediately thereafter, such Person is the beneficial owner of (i) 50% or more of the total number of outstanding shares of any single class of Company Common Stock or (ii) 40% or more of the total number of outstanding shares of all classes of Company Common Stock, unless such acquisition is made (a) directly from the Company in a transaction approved by a majority of the members of the Incumbent Board or (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)
Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or who is otherwise designated as a member of the Incumbent Board by such a vote) shall be considered as though such individual were a member of the Incumbent Board, except that any such individual shall not be considered a member of the Incumbent Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)
The consummation of a Business Combination, unless, immediately following such Business Combination, (i) more than 50% of both the total number of then outstanding shares of common stock of the parent corporation resulting from such Business Combination and the combined voting power of the then outstanding voting securities of such parent corporation entitled to vote generally in the election of directors will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding shares of Company Common Stock immediately prior to such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding shares of Company Common Stock, (ii) no Person (other than any employee benefit plan (or related trust) of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the total number of then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the consummation of such Business Combination; or

(d)
Approval by the Board and the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a Major Asset Disposition (or, if there is no such approval by stockholders, consummation of such Major Asset Disposition) unless, immediately following such Major Asset Disposition, (A) Persons that were beneficial owners of the outstanding shares of Company Common Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 50% of the total number of then outstanding shares of common stock and the combined voting power of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the Acquiring Entity in substantially the same proportions as their ownership immediately prior to such Major Asset Disposition of the outstanding shares of Company

Common Stock; (B) no Person (other than any employee benefit plan (or related trust) of the Company or such entity) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the Company (if it continues to exist) and of the Acquiring Entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of the Company (if it continues to exist) and of the Acquiring Entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Major Asset Disposition.

For purposes of the foregoing:

(i)	the term “Person” means an individual, entity or group;

(ii)	the term “group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;

(iii)	the terms “beneficial owner”, “beneficially ownership” and “beneficially own” are used as defined for purposes of Rule 13d-3 under the Exchange Act;

(iv)
the term “Business Combination” means (x) a merger, consolidation or share exchange involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(v)	the term “Company Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company;

(vi)	the term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(vii)
the phrase “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries;

(viii)
the term “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 50% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the members of the Incumbent Board;

(ix)
the term “Acquiring Entity” means the entity that acquires the largest portion of the assets sold or otherwise disposed of in a Major Asset Disposition (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity entitled to vote generally in the election of directors or members of a comparable governing body); and

(x)
the phrase “substantially the same proportions,” when used with reference to ownership interests in the parent corporation resulting from a Business Combination or in an Acquiring Entity, means substantially in proportion to the number of shares of Company Common Stock beneficially owned by the applicable Persons immediately prior to the Business Combination or Major Asset Disposition, but is not to be construed in such a manner as to require that the same ratio or number of shares of such parent corporation or Acquiring Entity be issued, paid or delivered in exchange for or in respect of the shares of each class of Company Common Stock.

The transfer of equity interests or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Agreement. Notwithstanding the foregoing a Change in Control shall not occur in the case of Awards that are subject to the requirements of Section 409A of the Code unless such Change in Control constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder.

Disability:

For the purpose of this Agreement, “Disability” shall mean the Grantee has been unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. In conjunction with determining Disability for purposes of this Agreement, the Grantee hereby: (i) consents to any such examinations, to be performed by a qualified medical provider selected by the Company and approved by the Grantee (which approval shall not be unreasonably withheld), which are relevant to a determination of whether the Grantee has incurred a Disability; and (ii) agrees to furnish such medical information as may be reasonably requested.

EXHIBIT “B”

DEFERRAL ELECTION FORM

This Deferral Election Form (the “Election Form”) is made by ______________________ (the “Grantee”) with respect to that certain Restricted Stock Unit Award (“RSU Award”) to be made by Cavco Industries, Inc., a Delaware corporation (“Cavco” or the “Company”), to the Grantee on ______________, 20___ (the “Grant Date”) pursuant to a Restricted Stock Unit Agreement, dated as of the Grant Date (the “RSU Agreement”), to be entered into by and between Cavco and the Grantee.

In accordance with Section 4 of the RSU Agreement, the Grantee hereby irrevocably elects to receive payment with respect to the RSU Award on the first to occur of the following dates (check one box):

_________________, 20_____ (the “Deferred Payout Date”); or

the date the Grantee ceases to be a member of the Board for any reason pursuant to a Separation from Service (as defined in Treasury Regulation Section 1.409A-1(h)).

(Note: If the first box above is checked, the Deferred Payout Date must be a date that is after the 12 month anniversary of the Grant Date.)

If you do not return a properly completed and timely Election Form, the Common Stock subject to your vested RSU Award will not be deferred and, instead, will be paid at the time set forth in Section 4(a) of the Agreement.

I understand that my decision to defer the settlement the RSU Award will make me only a general, unsecured creditor of the Company. I also understand that the amounts deferred will be taxed as ordinary income in the year ultimately paid. If the Company determines that it is required to withhold for any taxes, including, but not limited to, income or employment taxes, prior to the deferred payment date, I agree that the Company will withhold from the amounts due to me.

This Election Form shall be governed by and subject to the RSU Agreement. Once executed and delivered to the Secretary of the Company, this Election Form cannot be amended or modified.

To be effective, we must receive a properly completed Election Form no later than the date immediately preceding the Grant Date. By signing this Election Form, you authorize implementation of the above instructions and you acknowledge and agree that, as of your valid submission of this Election Form to the Company, the deferral elections that you have made on this Election Form will be irrevocable.

(Signature of the Grantee)

Printed Name:

Date:
(Note: Date must be before the Grant Date)

AGREED TO AND ACCEPTED:

CAVCO INDUSTRIES, INC.,
a Delaware corporation

By:

Printed Name:

Title:

Date: